Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of Forum Energy Technologies, Inc. (the “Company”) for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), D. Lyle Williams, Jr., as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 31, 2025	By:	/s/ D. Lyle Williams, Jr.
D. Lyle Williams, Jr.
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Exchange Act.